UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2013
COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21915	82-0419266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coldwater Creek Drive, Sandpoint, Idaho	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-2266
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On September 10, 2013, Coldwater Creek Inc. (the "Company") issued a press release announcing financial results for its fiscal second quarter ended August 3, 2013. A copy of the press release is set forth as Exhibit 99.1.

The information being furnished in this Item 2.02 and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report.

Exhibit Number	Description

99.1	Press release announcing fiscal 2013 second quarter results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Dated: September 10, 2013

/s/ James A. Bell
James A. Bell
Executive Vice President, Chief Operating Officer
and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release announcing fiscal 2013 second quarter results

Exhibit 99.1

Coldwater Creek Announces Results for Second Quarter of Fiscal 2013

Sandpoint, Idaho, September 10, 2013 -- Coldwater Creek Inc. (Nasdaq: CWTR) today reported financial results for the three-month period ended August 3, 2013.

Second Quarter of Fiscal 2013 Operating Results

•
Consolidated net sales were $149.7 million, compared with $163.7 million in second quarter 2012. Net sales from the retail segment were $118.6 million, compared with $129.9 million in the same period last year. Comparable premium retail sales declined 7.3 percent for the quarter. Net sales from the direct segment were $31.1 million, compared with $33.8 million in the same period last year.

•
Consolidated gross profit was $44.0 million, or 29.4 percent of net sales, compared with $48.5 million, or 29.6 percent of net sales, for second quarter 2012. The 20 basis point decline in gross profit margin was a result of improved occupancy leverage, offset by lower merchandise margins reflecting increased promotional activity.

•
Selling, general and administrative expenses (SG&A) were $62.6 million, or 41.8 percent of net sales, compared with $65.7 million, or 40.1 percent of net sales, for second quarter 2012. The improvement in SG&A was driven by lower marketing and employee-related expenses.

•
Net loss was $16.4 million, or $0.54 per share, and included other gain, net, of $5.6 million, or $0.18 per share, due to the change in the fair value of the derivative liability related to the Series A Preferred Stock issued in July 2012. This compares to second quarter 2012 net loss of $17.6 million, or $0.58 per share, which included other gain, net, of $1.3 million, or $0.04 per share, due to the change in the fair value of the derivative liability net of related issuance costs.

•
On an adjusted basis, excluding the gain on the derivative liability, net loss was $22.1 million, or $0.72 per share, compared with $18.8 million or $0.62 per share for second quarter 2012. (Please see the table of GAAP to Non-GAAP Reconciliation of Selected Measures at the end of this press release.) As compared to previous guidance, second quarter 2013 net loss was negatively impacted by a change in the timing of revenue recognition related to the extension of the term under our current credit card agreement. The extension was put in place to better facilitate the upcoming transition of the Company's credit card program from Chase to Alliance Data Systems. The result was $1.7 million, or $0.06 per share, of revenue shifted out of the quarter and will instead be recognized over the next four quarters.

"Sales were lower than planned in the second quarter, largely due to a deceleration in traffic during the month of July. Despite a challenging environment, we delivered bottom-line results that were in line with our guidance," said Jill Dean, President and Chief Executive Officer of Coldwater Creek. "Our return to more consistent comparable store sales has been slower than expected; however, we know that customer engagement and driving traffic are critical to our long-term success and two recent announcements represent progress against these objectives. First, we have further strengthened our management team with the addition of Deb Cavanagh as Chief Marketing Officer. In addition, our partnership with Alliance Data Systems provides us with an enhanced platform to drive sales and customer loyalty. We believe that these steps, combined with the extensive work we are continuing to do to align our merchandise assortment with our brand strategy, as well as our disciplined management of expenses and inventory, remain the right focus for our business."

Balance Sheet
At August 3, 2013, cash totaled $17.3 million, as compared with $45.5 million at July 28, 2012. There were $15.0 million borrowings outstanding under the Company's revolving line of credit as of August 3, 2013. Total inventory decreased 7.3 percent to $123.9 million from $133.6 million at the end of the second quarter last year. Inventory per square foot, which includes inventory in our retail stores and retail inventory in the distribution center, decreased approximately 7.5 percent as compared to the end of the second quarter last year.

Reverse Stock Split
On October 4, 2012, the Company effected a reverse stock split of its common stock following stockholder approval. As a result of the split, every four shares of common stock outstanding were consolidated into one share, reducing the number of common shares outstanding on the effective date from 122.0 million to 30.5 million.

Store Optimization Program
The Company closed three premium retail stores and one factory store during the second quarter 2013, ending the fiscal quarter with 344 premium retail stores, 36 factory stores, and 8 spas. As part of the Company's ongoing store optimization plan, the Company's plan calls for the closure of up to six additional retail stores in fiscal 2013 for a total of 45 stores since fiscal 2011.

Third Quarter of Fiscal 2013 Financial Guidance
For third quarter 2013, the Company expects:

•	Comparable premium retail store sales to be down high-single digits as compared with a 7.3% increase in the third quarter of fiscal 2012.

•	Gross margins to be flat to slightly down as compared with a gross margin rate of 35.1% in the third quarter of fiscal 2012.

•	Adjusted net loss per share in the range of $0.55-$0.75, excluding the impact of any change in the fair value of the derivative liability.

•	Total inventory at the end of the quarter to be down mid- to high-single digits as compared to the third quarter of fiscal 2012.

Conference Call Information
Coldwater Creek will host a conference call on Tuesday, September 10, 2013, at 4:30 p.m. (Eastern) to discuss fiscal 2013 second quarter results. The dial in number for the call is 877-705-6003. The call will be simultaneously broadcast on the Investor Relations section of the Company's Web site at www.coldwatercreek.com. A recording of the call can be accessed for one week following the reporting date by calling 877-870-5176 and providing conference ID 419936. A transcript of the call will also be available in the Investor Relations section of the Company's Web site.

Coldwater Creek is a leading specialty retailer of women's apparel, jewelry, and accessories. The Company was founded in 1984 in Sandpoint, Idaho, and sells its merchandise through premium retail stores across the country, online, and through its mobile applications.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:
This news release contains "forward-looking statements" within the meaning of the securities laws, including statements about the effect of our strategic initiatives on our future financial results, the Company's expectations about future store closures and, with respect to the third quarter of fiscal 2013 expectations about comparable premium retail store sales, margin rate, adjusted net loss per share and inventory. These statements are based on management's current expectations and are subject to a number of uncertainties, risks and assumptions that may not fully materialize or may prove incorrect. As a result, our actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to:

•	our inability to improve our brand perception and increase traffic;

•
the inherent difficulty in forecasting consumer buying and retail traffic patterns and trends, which continue to be erratic and are affected by factors beyond our control, such as significant weather events, current macroeconomic conditions, high unemployment, continuing heavy promotional activity in the specialty retail marketplace, and competitive conditions and the possibility that because of lower than expected customer response, or because of competitive pricing pressures, we may be required to sell merchandise at lower than expected margins, or at a loss;

•
the benefits expected from aligning merchandise assortment to our brand strategy may not lead to improvements in our financial performance, may take longer to achieve than we expect, or may not resonate with our customers;

•
our potential inability to continue to fund our operations without additional sources of financing and maintain compliance with debt covenants if we do not generate sufficient net sales and improve our results of operations;

•	potential inability to attract and retain key personnel;

•	our partnership with Alliance Data Systems may not drive additional sales and create customer loyalty;

•	difficulties in forecasting consumer demand for our merchandise as a result of changing fashion trends and consumer preferences;

•	changing business and economic conditions resulting in our inability to realize our sales and earnings expectations;

•	our potential inability to recover the substantial fixed costs of our retail store base due to sluggish sales, which may result in impairment charges;

•	our revolving line of credit may not be fully available due to borrowing base and other limitations;

•
delays we may encounter in sourcing merchandise from our foreign and domestic vendors, including the possibility our vendors may not extend us credit on acceptable terms, and the potential inability of our vendors to finance production of the goods we order or meet our production needs due to raw material or labor shortages;

•	our initiatives to optimize our supply chain capabilities may not lead to reduction of our sourcing costs or improvement in our margins;

•	increasing competition from discount retailers and companies that have introduced concepts or products similar to ours;

•	marketing initiatives may not be successful in improving the breadth of our customer base, or increasing traffic in the near term, or at all;

•
difficulties encountered in anticipating and managing customer returns including anticipating the effects of the change to our return policy and the possibility that customer returns may be greater than expected;

•
the inherent difficulties in catalog management, for which we incur substantial costs prior to mailing that we may not be able to recover, and the possibility of unanticipated increases in mailing and printing costs;

•	unexpected costs or problems associated with our efforts to manage the complexities of our multi-channel business model, including our efforts to maintain our information systems;

•
the actual number and timing of planned store closures depends on a number of factors that cannot be predicted, including among other things the future performance of our individual stores and negotiations with our landlords;

and such other factors as are discussed in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release. We do not assume any obligation to publicly release any revisions to forward-looking statements to reflect events or changes in our expectations after the date of this release.
Investor Relations Contact:
Lyn Walther
Phone: 208-263-2266
E-mail: lyn.walther@thecreek.com

COLDWATER CREEK INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND SUPPLEMENTAL DATA
(unaudited)
(in thousands, except for per share data and store counts)

	Three Months Ended		Six Months Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012
Net sales:
Retail	$118,644	$129,939	$236,398	$261,141
Direct	31,058	33,751	69,033	72,433
	149,702	163,690	305,431	333,574
Cost of sales	105,662	115,170	210,427	230,663
Gross profit	44,040	48,520	95,004	102,911
Selling, general and administrative expenses	62,562	65,674	130,924	143,193
Loss from operations	(18,522)	(17,154)	(35,920)	(40,282)
Other gain, net	(5,632)	(1,278)	(6,558)	(1,278)
Interest expense, net	3,633	1,725	7,206	2,286
Loss before income taxes	(16,523)	(17,601)	(36,568)	(41,290)
Income tax provision (benefit)	(80)	(43)	(770)	28
Net loss	$(16,443)	$(17,558)	$(35,798)	$(41,318)
Net loss per share — Basic and Diluted	$(0.54)	$(0.58)	$(1.17)	$(1.36)
Weighted average shares outstanding — Basic and Diluted	30,583	30,452	30,560	30,440
Supplemental Data:
Catalogs mailed	2,825	5,109	14,131	23,848
Premium retail stores:
Opened	—	—	—	—
Closed	3	4	5	8
Count at end of the fiscal period	344	355	344	355
Square footage	1,960	2,038	1,960	2,038
Factory stores:
Opened	—	—	—	—
Closed	1	—	2	—
Count at end of the fiscal period	36	38	36	38
Square footage	240	257	240	257
Spas:
Count at end of the fiscal period	8	9	8	9
Square footage	42	49	42	49

COLDWATER CREEK INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except for per share data)

	August 3, 2013	February 2, 2013	July 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$17,271	$21,734	$45,517
Receivables	6,264	5,150	6,576
Inventories	123,878	125,207	133,615
Prepaid and other current assets	17,758	17,072	13,634
Deferred income taxes	1,184	1,252	2,313
Total current assets	166,355	170,415	201,655
Property and equipment, net	152,707	169,007	190,160
Deferred income taxes	2,108	2,112	1,884
Other assets	3,927	4,374	4,983
Total assets	$325,097	$345,908	$398,682
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$62,128	$57,891	$67,992
Accrued liabilities	78,759	87,915	83,178
Current maturities of debt and capital lease obligations	15,710	577	544
Total current liabilities	156,597	146,383	151,714
Deferred rents	71,694	82,726	92,665
Long-term debt and capital lease obligations	67,468	63,784	59,998
Supplemental executive retirement plan	10,883	10,994	12,335
Deferred income taxes	636	699	1,716
Other liabilities	15,368	4,186	4,384
Total liabilities	322,646	308,772	322,812
Commitments and contingencies			—
Stockholders' equity:			—
Preferred stock, $0.01 par value, 1,000 shares authorized; 1, 1 and 1 shares issued, respectively	—	—	—
Common stock, $0.01 par value, 75,000 shares authorized; 30,613, 30,531 and 30,493 shares issued, respectively	306	305	304
Additional paid-in capital	154,258	153,146	152,011
Accumulated other comprehensive loss	(1,532)	(1,532)	(2,186)
Accumulated deficit	(150,581)	(114,783)	(74,259)
Total stockholders' equity	2,451	37,136	75,870
Total liabilities and stockholders' equity	$325,097	$345,908	$398,682

COLDWATER CREEK INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended
	August 3, 2013	July 28, 2012
Operating activities:
Net loss	$(35,798)	$(41,318)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,794	26,580
Non-cash interest expense	4,597	777
Stock-based compensation expense	1,182	869
Supplemental executive retirement plan expense	227	294
Deferred credit card program revenue	14,832	84
Deferred rents	(12,509)	(9,159)
Gain on derivative liability	(6,558)	(2,349)
Series A Preferred Stock issuance costs	—	1,070
Net loss on asset dispositions and other termination charges	1,082	1,320
Other	(383)	(146)
Net change in operating assets and liabilities:
Receivables	(1,114)	1,055
Inventories	1,329	(1,640)
Prepaid and other current assets	(830)	(4,444)
Accounts payable	2,490	10,891
Accrued liabilities	(4,810)	(9,067)
Net cash used in operating activities	(14,469)	(25,183)
Investing activities:
Purchase of property and equipment	(4,789)	(9,784)
Proceeds from asset dispositions	15	—
Net cash used in investing activities	(4,774)	(9,784)
Financing activities:
Borrowings on revolving line of credit	18,000	10,000
Payments on revolving line of credit	(3,000)	(25,000)
Proceeds from the issuance of long-term debt	—	65,000
Payments of long-term debt and capital lease obligations	(273)	(15,177)
Payment of debt and Series A Preferred Stock issuance costs	—	(5,809)
Other	53	105
Net cash provided by financing activities	14,780	29,119
Net decrease in cash and cash equivalents	(4,463)	(5,848)
Cash and cash equivalents, beginning	21,734	51,365
Cash and cash equivalents, ending	$17,271	$45,517
Supplemental Cash Flow Data:
Interest paid, net of amount capitalized	$2,611	$1,511
Income taxes paid (refunded), net	$(450)	$3,187

COLDWATER CREEK INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION OF SELECTED MEASURES
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	August 3, 2013	July 28, 2012	August 3, 2013	July 28, 2012
Net loss:
GAAP basis	$(16,443)	$(17,558)	$(35,798)	$(41,318)
Excluding — Gain on derivative liability	(5,632)	(1,278)	(6,558)	(1,278)
Non-GAAP adjusted basis	$(22,075)	$(18,836)	$(42,356)	$(42,596)
Net loss per share — Basic and Diluted:
GAAP basis	$(0.54)	$(0.58)	$(1.17)	$(1.36)
Excluding — Gain on derivative liability	(0.18)	(0.04)	(0.21)	(0.04)
Non-GAAP adjusted basis	$(0.72)	$(0.62)	$(1.38)	$(1.40)

About Non-GAAP Selected Measures
The Company reports its consolidated financial results in conformity with accounting principles generally accepted in the United States (GAAP). The accompanying press release dated September 10, 2013, contains non-GAAP financial measures. These non-GAAP financial measures include adjusted net loss and adjusted net loss per share, which excludes the gain on the derivative liability. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in conformity with GAAP. Management believes that these non-GAAP financial measures provide meaningful supplemental information because they exclude activity that is not included by management when assessing the performance of the Company. The Company may consider whether other significant items that arise in the future should be adjusted from GAAP measures.